Exhibit 10.1
ASSURANT, INC. 2017
LONG TERM EQUITY INCENTIVE PLAN,
AS AMENDED AND RESTATED
SECTION 1. Purpose; Definitions

1.1. Purpose. The purpose of this Assurant, Inc. 2017 Long Term Equity Incentive Plan (the “Plan”), as amended and restated as of May 13, 2021 and the Amendment Date (as defined in Section 1.2 below), is to give the Company (as defined in Section 1.2 below), a competitive advantage in attracting, retaining, and motivating officers, employees, directors, and consultants, and to provide the Company and its Subsidiaries and Affiliates with a long term incentive plan providing incentives directly linked to stockholder value.

1.2. Definitions. Certain terms used herein have definitions given to them in the first place where they are used. In addition, for purposes of this Plan, the following terms are defined as set forth below:

(a)“Act” means the Securities Exchange Act of 1934, as amended from time to time, any regulations promulgated thereunder, and any successor thereto.

(b)“Administrator” means the Board, the Committee, or such delegates as may be administering the Plan (to the extent permissible by Applicable Law) in accordance with Section 2 of the Plan.

(c)“Affiliate” means any Subsidiary and any other corporation or other entity controlled by, controlling, or under common control with, the Company, as determined by the Committee.

(d)“Amendment Date” means March 9, 2026.

(e)“Applicable Exchange” means the New York Stock Exchange, or such other securities exchange as may at the applicable time be the principal market for the Common Stock.

(f)“Applicable Law” means the requirements relating to the administration of incentive plans under U.S, federal and state laws, any stock exchange on which the Company has listed the common shares of the Company to the extent provided under the terms of the Company’s agreement with such exchange and, with respect to Awards subject to the laws of any foreign jurisdiction where Awards are, or will be, granted under the Plan, the laws of such jurisdiction.

(g)“Award” means an Option, Stock Appreciation Right, Restricted Stock, Unrestricted Stock, Restricted Stock Unit, Performance Share, or Performance Unit granted pursuant to the terms of this Plan.

(h)“Award Agreement” means one or more documents prepared by the Company, in written or electronic form, that individually or collectively set forth the terms and conditions of an Award as authorized and approved by the Administrator and granted under the Plan. An Award Agreement may be in the form of either (i) an agreement that is accepted, acknowledged, or consented to (including by negative consent) by the Participant or (ii) certificates, notices, or other documents evidencing the Award.

(i)“Beneficial Owner” has the meaning given in Rule 13d-3, promulgated pursuant to the Act.

(j)“Board” means the Board of Directors of the Company.

(k)“Cause” means, (i) “Cause” as defined by any Individual Agreement to which the Participant is a party and which is operative at the time in question, or (ii) if there is no such Individual Agreement or if the applicable Individual Agreement does not define “Cause”, “Cause” as defined by any Award Agreement to which the Participate is a party and which is operative at the time in question, or (iii) if the applicable Award Agreement does not define “Cause”, the Committee’s good faith determination that any of the following have occurred: (A) Participant’s commission of, indictment for, conviction of, pleading guilty to, confessing to, or entering of a plea of nolo contendere to any felony or any act of fraud, intentional misrepresentation, dishonesty, theft, embezzlement, conversion of the assets of the Company, moral turpitude, or a breach of trust, (B) failure on the part of the Participant to perform substantially such Participant’s employment duties in any material respect, (C) Participant’s prolonged absence from duty, unless pursuant to Company policy and/or applicable law regarding employee leaves of absence, or otherwise with the consent of the Company, (D) breach by the Participant of any duty or contractual obligation owed by Participant to the Company, (E) material violation by Participant of any policy or procedure of the Company, (F) Participant’s negligent or willful misconduct or malfeasance of duty which is reasonably determined to be detrimental to the Company, or (G) to the extent not covered by another subsection of this definition, Participant intentionally engaging in any activity that is reasonably determined by the Committee to be in conflict with or adverse to the business or other interests of the Company.

(l)“Change in Control” shall mean any of the following events:

(A) Individuals who, during any 12-month period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least 50% of the Board; provided that any person becoming a Director and whose election or nomination for election is approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a Director of the Company as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of any person as defined in Section 3(a)(9) of the Act (a “Person”), other than the Board, including by reason of any agreement, shall be deemed an Incumbent Director;

(B) Any Person, other than (i) any employee plan established by the Company or any Subsidiary, (ii) the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) an entity owned, directly or indirectly, by shareholders of the Company in substantially the same proportions as their ownership of the Company, is or becomes (during any 12-month period) a Beneficial Owner, directly or indirectly, of either (1) 30% or more of the then outstanding shares of common stock of the Company or (2) securities representing 30% or more of the combined voting power of the Company’s then-outstanding securities eligible to vote for the election of Directors (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 50% or more of the total voting power of the stock of the Company; provided that the provisions of this subsection (B) are not intended to apply to or include as a Change in Control any transaction that is specifically excepted from the definition of Change in Control under subsection (C) below;

(C) The consummation of a reorganization, merger, consolidation, statutory share exchange or similar corporate transaction involving the Company or a Subsidiary with any other corporation or other entity, or the issuance of voting securities in connection with such a transaction pursuant to applicable stock exchange requirements (a “Transaction”), unless immediately following the Transaction: (i) all or substantially all of the individuals who were Beneficial Owners, respectively, of the outstanding shares of common stock of the Company and outstanding securities eligible to vote for the election of Directors immediately prior to the Transaction beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock and the combined voting power of the outstanding securities entitled to vote in the election of Directors (either by remaining outstanding or by being converted into voting securities of the surviving entity of the Transaction or parent entity thereof), (ii) no Person (other than the Company, a Subsidiary, the surviving entity, or any employee benefit plan or related trust sponsored or maintained by the foregoing) is or becomes a Beneficial Owner, directly or indirectly, of 30% or more of the outstanding common stock (not including in the common stock beneficially owned by such Person any common stock acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) or 30% or more of the total voting power of the outstanding securities eligible to vote for the election of Directors of the surviving entity; and (iii) at least a majority of the members of the board of the surviving entity were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for the Transaction;

(D) the sale or disposition by the Company of all or substantially all of the Company’s assets in which any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) assets from the Company that have a total gross fair market value equal to more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions;

(E) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, (a) no Change in Control shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Shares immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns substantially all of the assets of the Company immediately prior to such transaction or series of transactions and (b) no Change in Control shall be deemed to have occurred upon the acquisition of additional control of the Company by any Person that is considered to effectively control the Company. In no event will a Change in Control be deemed to have occurred if any Participant is part of a “group” within the meaning of Section 13(d)(3) of the Act that effects a Change in Control. Notwithstanding the foregoing or any provision of any Award Agreement to the contrary, for any Award that provides for accelerated distribution on a Change in Control of amounts that constitute “deferred compensation” (as defined in Section 409A of the Code), if the event that constitutes such Change in Control does not also constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets (in either case, as defined in Section 409A of the Code), such amount shall not be distributed on such Change in Control but instead shall vest as of such Change in Control and shall be distributed on the scheduled payment date specified in the applicable Award Agreement, except to the extent that earlier distribution would not result in the Participant who holds such Award incurring additional tax or interest under Section 409A of the Code.

(m) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, regulations promulgated thereunder, and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department.

Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

(n) “Committee” means the Compensation and Talent Committee of the Board (or a subcommittee thereof or a successor thereto), unless and until otherwise designated by the Board. If there is no Compensation and Talent Committee of the Board, and the Board does not otherwise designate another committee, references herein to the “Committee” shall refer to the Board.

(o) “Common Stock” means common stock, par value $0.01 per share, of the Company, and such other securities of the Company as may be substituted for Common Stock pursuant to Section 3.6.

(p) “Company” means Assurant, Inc., a Delaware corporation, or any successor thereto.

(q) “Continuous Service” means the absence of any interruption or termination of service as an employee, Officer, consultant or Director of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option “Continuous Service” means the absence of any interruption or termination of service as an employee of the Company or any Subsidiary, as applicable, pursuant to applicable tax regulations. Continuous Service shall not be considered interrupted in the following cases: (i) a Participant transfers employment between the Company and an Affiliate or between Affiliates, (ii) in the discretion of the Administrator as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate, (iii) a Participant transfers from being an employee of the Company or an Affiliate to being a Director of the Company or of an Affiliate, or vice versa, (iv) in the discretion of the Administrator as specified at or prior to such occurrence, a Participant transfers from being an employee of the Company or an Affiliate to being a consultant to the Company or of an Affiliate, or vice versa, or (v) any leave of absence authorized in writing by the Company prior to its commencement; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Option. Whether military, government or other service or other leave of absence shall constitute a termination of Continuous Service shall be determined in each case by the Administrator at its discretion, and any determination by the Administrator shall be final and conclusive; provided, however, that for purposes of any Award that is subject to Code Section 409A, the determination of a leave of absence must comply with the requirements of a “bona fide leave of absence” as provided in Treas. Reg. Section 1.409A-1(h).

(r) “Director” means a member of the Board.

(s) “Disability” means (i) “Disability” as defined in the long term disability plan or policy maintained or most recently maintained by the Company or, if applicable, an Affiliate or Subsidiary, for any Participant, whether or not such Participant actually receives disability benefits under such plan or policy, except as otherwise defined under Applicable Law for Participants outside the United States, or (ii) if there is no such long term disability plan, “Disability” as defined by any Individual Agreement to which the Participant is a party and which is operative at the time in question, or (iii) if there is no such long term disability plan or Individual Agreement or if the applicable long term disability plan and Individual Agreement do not define “Disability,” the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Participant’s employer. In the event of a dispute, the determination whether a Participant has a Disability will be made by the Administrator and may be supported by such medical or other evidence as the Administrator deems necessary to judge the nature of the Participant’s condition. Notwithstanding the foregoing: (1) if the determination of Disability relates to an Incentive Stock Option, Disability shall mean “permanent and total disability” as defined in Section 22(e)(3) of the Code, and (2) if the determination of Disability relates to any Award subject to Section 409A of the Code, Disability shall mean “disability” as defined within the meaning of Section 409A of the Code and any regulations promulgated thereunder.

(t) “Disaffiliation” means a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company or any Subsidiary or Affiliate.

(u) “Dividend Equivalent” has the meaning set forth in Section 9.

(v) “Effective Date” has the meaning assigned to such term in Section 12.1.

(w) “Eligible Individuals” means Directors, Officers, employees, and consultants of the Company or any Subsidiary or Affiliate.

(x) “Fair Market Value” means, unless otherwise determined by the Committee and documented in the applicable Award Agreement(s), the closing price of a share of Common Stock on the Applicable Exchange on the date of measurement or, if Shares were not traded on the Applicable Exchange on such measurement date, on the next preceding date on which Shares were traded, all as reported by such source as the Administrator may select. If the Common Stock is not listed on a national securities exchange, Fair Market Value shall be determined by the Administrator in its good faith discretion, taking into account, to the extent appropriate, the requirements of Section 409A of the Code. With respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Administrator.

(y) “Full-Value Award” means an Award other than in the form of an Option or SAR, and which is settled by the issuance of Common Stock (or at the discretion of the Administrator, settled in cash valued by reference to Common Stock value).

(z) “Grant Date” means, with respect to each Award, the date upon which an Award that is granted to a Participant pursuant to the Plan becomes effective, which will not be earlier than the date of action by the Administrator.

(aa) “Good Reason” (or a similar term denoting constructive termination) has the meaning, if any, assigned such term in the Individual Agreement, if any, between a Participant and the Company or an Affiliate; provided, however, that if there is no such Individual Agreement in which such term is defined, “Good Reason” shall have the meaning, if any, given such term in the applicable Award Agreement. If not defined in either such document, the term “Good Reason” means termination of Participant’s employment by Participant on account of any of the following: (i) a material reduction in the Participant’s total compensation and such reduction is not related to either individual or corporate performance; (ii) a material reduction in the Participant’s annual or long-term incentive opportunities; (iii) a material diminution in the Participant’s duties, responsibilities, or authority; or (iv) a relocation of more than 50 miles from the Participant’s office or location, except for travel reasonably required in the performance of the Participant’s responsibilities. Notwithstanding the foregoing, no termination of employment by the Participant will constitute a “Good Reason” termination unless (A) the Participant gives the Company’s Chief Legal Officer written notice of the event described in clauses (i) through (iv) above giving rise to the Participant’s intended termination for Good Reason within 60 days following the occurrence of such event, (B) the Company does not remedy such event within 30 days of the date of receipt of such written notice, and (C) the Participant terminates employment within 30 days of the end of such cure period.

(bb) “Incentive Stock Option” means any Option that is designated in the applicable Award Agreement as an “incentive stock option” within the meaning of Section 422 of the Code or any successor provision thereto, and that in fact so qualifies.

(cc) “Individual Agreement” means an employment, consulting, severance, change in control severance, or similar agreement between a Participant and the Company or between the Participant and any of the Company’s Subsidiaries or Affiliates. For purposes of this Plan, an Individual Agreement shall be considered “operative” during its term; provided, that an Individual Agreement under which severance or other substantive protections, compensation and/or benefits are provided only following a change in control or termination of employment in anticipation of a change in control shall not be considered “operative” until the occurrence of a change in control or termination of employment in anticipation of a change in control, as applicable.

(dd) “ISO Eligible Employee” means an employee of the Company, any subsidiary corporation (within the meaning of Section 424(f) of the Code), or parent corporation (within the meaning of Section 424(e) of the Code).

(ee) “Management Committee” means the management committee of the Company.

(ff) “Non-Employee Director” means a Director of the Company who is not a common law employee of the Company or an Affiliate.

(gg) “Nonqualified Option” means any Option that either (i) is not designated as an Incentive Stock Option or (ii) is so designated but fails to qualify as such.

(hh) “Officer” means a person who is an officer of the Company and within the meaning of Section 16 of the Act.

(ii) “Option” means an Award granted under Section 5 of the Plan to purchase Common Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonqualified Option.

(jj) “Participant” means an Eligible Individual to whom an Award is or has been granted; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 14.5 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

(kk) “Performance Goals” means the performance goals established by the Administrator in connection with the grant of an Award.

(ll) “Performance Period” means that period established by the Administrator at the time any Award is granted or at any time thereafter during which any Performance Goal specified by the Administrator with respect to such Award is to be measured.

(mm) “Performance Shares” shall have the meaning given in Section 7.1.

(nn) “Performance Units” shall have the meaning given in Section 8.1.

(oo) “Plan” means this Assurant, Inc. 2017 Long Term Equity Incentive Plan, as set forth herein and as hereafter amended from time to time.

(pp) “Prior Plan” means the Amended and Restated Assurant, Inc. Long Term Equity Incentive Plan, effective as of January 1, 2012.

(qq) “Restricted Stock” means any Share subject to certain restrictions and forfeiture conditions, granted pursuant to Section 7.

(rr) “Restricted Stock Units” means a contractual right granted pursuant to Section 8 that is denominated in Shares. Each RSU represents a right to receive the value of one Share (or a percentage of such value) in cash, Shares or a combination thereof. Awards of RSUs may include the right to receive dividend equivalents.

(ss) “Retirement” means, unless the Administrator determines otherwise or as required by local law outside the United States, Termination of Service (other than by reason of death or Disability and other than in the event of Termination of Service for Cause) from the Company and its Affiliates from either (i) attaining age fifty-five (55) and completing at least ten (10) years of Continuous Service with the Company and its Affiliates or (ii) attaining age sixty-five (65) and competing at least three (3) years of Continuous Service with the Company and its Affiliates.

(tt) “Share” means a share of Common Stock. If there has been an adjustment or substitution with respect to the Shares (whether or not pursuant to Section 3.6), the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted.

(uu) “Stock Appreciation Right” or “SAR” has the meaning set forth in Section 6.1.

(vv) “Subsidiary” means any corporation, partnership, joint venture, limited liability company, or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company. Whether employment by or service with a Subsidiary is included within the scope of the Plan shall be determined by the Administrator.

(ww) “Ten Percent Stockholder” means a person owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, any subsidiary corporation (within the meaning of Section 424(f) of the Code), or parent corporation (within the meaning of Section 424(e) of the Code).

(xx) “Term” means the maximum period during which an Option or Stock Appreciation Right may remain outstanding, subject to earlier termination as specified in the applicable Award Agreement.

(yy) “Termination of Service” means the termination of service as an employee, Officer, consultant or Director of the Company or any Affiliate, as applicable; provided,

however, a Termination of Service shall not be deemed to have occurred in the following cases: (i) a Participant transfers employment between the Company and any Affiliate or between Affiliates, (ii) in the discretion of the Administrator as specified at or prior to such occurrence, or (iii) the cessation of employee status but the continuation of the performance of services for the Company or an Affiliate as a Director or consultant. Notwithstanding the foregoing, with respect to any Award that constitutes “deferred compensation (as defined in Section 409A of the Code), a Termination of Service occurs when a Participant experiences a “separation of service” (as defined in Section 409A of the Code).

SECTION 2. Administration

2.1. Procedure. The Plan shall be administered by the Board, the Committee, or their respective delegates.

(a) Awards to the Officers and Directors will be made by the entire Board, by the Administrator or by a subcommittee of the Committee comprised of two or more “non-employee directors” within the meaning of Rule 16b-3 under the Act;

(b) Except to the extent prohibited by Applicable Law, the Board or the Committee may delegate to one or more Directors or to authorized officers of the Company the power to grant Awards to, and administer Awards for, persons eligible to receive Awards under the Plan who are not subject to Section 16 of the Act and any such person(s) when acting within the scope of such delegation shall be deemed one of the Plan’s Administrators with respect to such Awards.

(c) Except to the extent prohibited by Applicable Law, the Administrator hereby delegates to the Company’s Chief Executive Officer and Chief People Officer, each individually, and to such persons as they may designate, the day-to-day administration of the Plan, including the authority to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator, and such other functions as the Administrator may determine from time to time (including the powers set forth in Section 2.2). Such delegation may be revoked at any time.

2.2. Powers of the Administrator. Subject to the provisions of the Plan and, in the case of the Committee or delegates acting as the Administrator, subject to the specific duties delegated to such Committee or delegates, the Administrator has the authority, in its discretion:

(a) To select the Eligible Individuals to whom Awards are to be granted;

(b) To determine whether and to what extent Awards are to be granted;

(c) To determine the type(s) of Award to be granted and the number of Shares to be covered by each Award granted under the Plan;

(d) To determine the terms and conditions of each Award granted, based on such factors as the Administrator shall determine, including, without limitation, the achievement of performance criteria or the satisfaction of an event or condition whether or not within the control of the Participant;

(e) To approve forms of Award Agreements;

(f) To adopt, alter, or repeal such administrative rules, guidelines, and practices governing the Plan as the Administrator shall from time to time deem advisable;

(g) To interpret the terms and provisions of the Plan (including sub-plans and Plan addenda) and any Award issued under the Plan (and any agreement relating thereto);

(h) Subject to Section 12, to accelerate the vesting or lapse of restrictions of any outstanding Award upon the termination of service of a Participant or in connection with a Change in Control, based in each case on such considerations as the Administrator in its sole discretion may determine;

(i) To correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems necessary to carry out the intent of the Plan;

(j) To adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws, procedures, and customs. Without limiting the generality of the foregoing, and subject to Section 15.8, the Administrator is specifically authorized to (A) adopt the rules and procedures regarding the conversion of local currency, the shift of tax liability from employer to employee (where legally permitted), and withholding procedures and handling of stock certificates which vary with local requirements, and (B) adopt sub-plans and Plan addenda as the Administrator deems desirable, to accommodate foreign laws, regulations, and practice;

(k) To prescribe, amend, and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans and Plan addenda;

(l) To decide all other matters that must be determined in connection with an Award;

(m) To determine whether, to what extent, and under what circumstances cash, Shares, and other property and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant; and

(n) To otherwise administer the Plan and make all determinations deemed necessary and advisable for administering the Plan and any Award granted hereunder. For the avoidance of doubt, the Administrator is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in the Plan, and no authorization in any Plan section or provision, or absence thereof, is intended or shall be deemed to constitute a limitation on the authority of the Administrator.

Notwithstanding any of the foregoing, grants of Awards to Non-Employee Directors under the Plan shall be made only in accordance with the terms, conditions and parameters of a plan, program, or policy for the compensation of Non-Employee Directors that is approved and administered by a committee of the Board consisting solely of independent Directors.

2.3 Discretion of Administrator. Any determination made by the Administrator under the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Administrator at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Administrator shall be final and binding on all persons, including the Company, Participants, and Eligible Individuals. The Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to the Administrator by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company or the Administrator to assist in the administration of the Plan. Neither the Administrator nor any member of the Board or Committee will be liable for any good faith determination, act, or omission in connection with the Plan or any Award.

2.4. Award Agreements. Subject to the provisions of the Plan, the terms and conditions of each Award will be determined by the Administrator and set forth in a written Award Agreement, which may be amended only in accordance with Section 12 hereof.

SECTION 3. Common Stock Subject to Plan; Limitations on Awards; Adjustment Provisions

3.1. Number of Shares. Subject to adjustment as provided in Section 3.6, as of the Amendment Date, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 1,279,237, plus a number of additional Shares underlying awards outstanding as of the Amendment Date that thereafter terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 1,279,237. From and after the Effective Date, no further awards shall be granted under the Prior Plan, and the Prior Plan shall remain in effect only so long as awards granted thereunder shall remain outstanding.

3.2. Share Counting. Shares covered by an Award shall be subtracted from the Plan share reserve as of the Grant Date but shall be added back to the Plan share reserve or otherwise treated in accordance with this Section 3.2.

(a) The full number of Shares subject to the Option shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan, even if the exercise price of an Option is satisfied through net-settlement or by delivering Shares to the Company (by either actual delivery or attestation).

(b) Upon exercise of SAR that are settled in Shares, the full number of SARs (rather than any lesser number based on the net number of Shares actually delivered upon exercise) shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan.

(c) Shares withheld from an Option or SAR to satisfy tax withholding requirements shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan, and Shares delivered by a participant to satisfy tax withholding requirements with respect to an Option or SAR shall not be added to the Plan share reserve.

(d) Shares withheld from a Full-Value Award to satisfy tax withholding requirements shall not count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan, and Shares delivered by a participant to satisfy tax withholding requirements with respect to a Full-Value Award shall be added to the Plan share reserve.

(e) To the extent that an Award is canceled, terminates, expires, is forfeited, or lapses for any reason, any unissued or forfeited Shares subject to the Award will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(f) Shares subject to Awards settled in cash will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(g) To the extent that the full number of Shares subject to a Full Value Award is not issued for any reason, including by reason of failure to achieve maximum Performance Goals, the unissued Shares originally subject to the Award will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(h) Subject to applicable Exchange requirements, shares available under a stockholder-approved plan of a company acquired by the Company (as appropriately adjusted to Shares to reflect the transaction) may be issued under the Plan pursuant to Awards granted to individuals who were not employees of the Company or its Affiliates immediately before such transaction and will not count against the maximum share limitation specified in Section 3.1.

3.3. Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

3.4. Limitation on Awards to Non-Employee Directors. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 3.6), the maximum number of Shares subject to Non-Employee Director Awards that may be granted to any Non-Employee Director in any calendar year shall be limited to a number that, combined with any cash fees or other compensation paid to such Non-Employee Director, shall not exceed $750,000 in total value (calculating the value of any such Non-Employee Director Awards based on the grant date fair value of such Awards for financial reporting purposes); provided that the Board may make exceptions to this limit for individual Non-Employee Directors in extraordinary circumstances as the Board may determine in its sole discretion, so long as (i) the aggregate limit does not exceed $850,000 in total value during a fiscal year and (ii) the Non-Employee Director receiving such additional compensation does not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving Non-Employee Directors.

3.5. Minimum Vesting Requirements. (a) Subject to the following sentence, Full Value Awards, Options and SARs granted under the Plan shall be subject to a minimum vesting period of three years (which may include graduated vesting within such three-year period; provided, however, that no portion of any Award subject to graduated vesting shall vest earlier than one year after grant), or one year if the vesting is based on performance criteria other than continued service. Notwithstanding the foregoing, (i) the Administrator may permit and authorize acceleration of vesting of such Full Value Awards, Options or SARs in the event of the Participant’s termination of service, or the occurrence of a Change in Control, and (ii) the Administrator may grant Full Value Awards, Options and SARs without respect to the above-described minimum vesting requirements with respect to Awards covering 5% or fewer of the total number of Shares authorized under the Plan.

3.6. Adjustment Provisions. Subject to applicable law, the Administrator shall have authority to make equitable adjustments under the Plan as provided below (including by payment of cash): In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, separation, spinoff, Disaffiliation, extraordinary dividend of cash or other property, or similar event affecting the Company or any of its Subsidiaries (a “Corporate Transaction”), the Administrator, or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (i) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (ii) the various maximum limitations set forth in Sections 3.1 and 3.4, (iii) the number and kind of Shares or other securities subject to outstanding Awards, and (iv) the exercise price of outstanding Awards.

(a) In the event of a nonreciprocal transaction between the Company and its stockholders that causes the per share value of the Common Stock to change (including, without limitation, a stock dividend, stock split, reverse stock split, share combination, spin-off, rights offering recapitalization, or similar event affecting the capital structure of the Company), the Administrator or the Board shall make such substitutions or adjustments as it deems appropriate and equitable in order to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Administrator or Board may include adjustments to (i) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (ii) the various maximum limitations set forth in Sections 3.1 and 3.4, (iii) the number and kind of Shares or other securities subject to outstanding Awards, and (iv) the exercise price of outstanding Awards.

(b) In the case of Corporate Transactions, such adjustments may include, without limitation, (i) the cancellation of outstanding Awards in exchange for payments of cash, property, or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Administrator or the Board in its sole discretion (it being understood that, in the case of a Corporate Transaction with respect to which stockholders of Common Stock receive consideration other than publicly traded equity securities of the surviving entity, any such determination by the Administrator that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid), (ii) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards, and (iii) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division of the Company or by the entity that controls such Subsidiary, Affiliate, or division of the Company following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities).

(c) The Administrator may adjust the Performance Goals applicable to any Awards to reflect any unusual or nonrecurring events and other extraordinary items, including without limitation impact of charges for restructurings, discontinued operations, asset write-downs or impairment charges, litigation or claim judgments or settlements, acquisitions or divestitures, foreign exchange gains and losses, renegotiations of material contract terms; and natural catastrophes or acts of God and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis, or other public filings.

3.7. Section 409A of the Code. Notwithstanding the foregoing: (a) any adjustments made pursuant to Section 3.6 to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code, (b) any adjustments made pursuant to Section 3.6 to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that, after such adjustment, the Awards either (i) continue not to be subject to Section 409A of the Code, or (ii) comply with the requirements of Section 409A of the Code, and (c) in any event, the Administrator shall not have any authority to make any adjustments pursuant to Section 3.6 to the extent the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code at the Grant Date to be subject thereto as of the Grant Date.

SECTION 4. Eligibility

4.1. Eligible Individuals; Incentive Stock Options. Awards may be granted under the Plan to Eligible Individuals; provided, however, that Incentive Stock Options may be granted only to employees of the Company and its Subsidiaries or parent corporation (within the meaning of Section 424(f) of the Code). Eligible Individuals who are service providers to an Affiliate may be granted Options or SARs under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A-1(b)(5)(iii)(E) of the final regulations under Code Section 409A.

SECTION 5. Options

The Administrator is authorized to grant Options to Eligible Individuals with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Administrator shall determine:

5.1. Exercise Price. The exercise price per Share subject to an Option shall be determined by the Administrator and set forth in the applicable Award Agreement, and shall not be less than the Fair Market Value of a Share on the applicable Grant Date; provided, however, that if an Incentive Stock Option is granted to a Ten Percent Stockholder, the exercise price shall be no less than 110% of the Fair Market Value of the Stock on the applicable Grant Date.

5.2. Term. The Term of each Option shall be fixed by the Administrator but shall not exceed ten years from the Grant Date. Subject to Section 3.5, the Administrator shall determine the time or times at which an Option becomes vested and exercisable in whole or in part.

5.3. Vesting and Exercisability. Subject to Section 3.5, Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator.

5.4. Method of Exercise. Subject to the provisions of this Section 5, Options may be exercised, in whole or in part, at any time during the applicable Term by giving written notice of exercise to the Company specifying the number of Shares as to which the Option is being exercised; provided, however, that, unless otherwise permitted by the Administrator, any such exercise must be with respect to a portion of the applicable Option relating to no less than the lesser of the number of Shares then subject to such Option or 50 Shares. In the case of the exercise of an Option, such notice shall be accompanied by payment in full of the purchase price (which shall equal the product of such number of shares multiplied by the applicable exercise price) by certified or bank check or such other instrument as the Company may accept. The Administrator shall determine the methods by which, and the forms which payment of the exercise price with respect thereto may be made or deemed to have been made, including cash, Shares, other Awards, other property, net settlement (including broker-assisted cashless exercise) or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price.

5.5. Dividend Equivalents. No Option shall provide for Dividend Equivalents.

5.6. Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value, determined at the time of grant, of the Shares with respect to which Incentive Stock Options are exercisable for the first time during any calendar year under the Plan or any other stock option plan of the Company, any subsidiary corporation (within the meaning of Section 424(f) of the Code), or parent corporation (within the meaning of Section 424(e) of the Code) exceeds $100,000, such Options shall be deemed Nonqualified Options. If an ISO Eligible Employee does not remain employed by the Company, any subsidiary corporation (within the meaning of Section 424(f) of the Code), or parent corporation (within the meaning of Section 424(e) of the Code) at all times from the time an Incentive Stock Option is granted until 3 months prior to the date of exercise thereof (or such other period as required by applicable law), such Option shall be treated as a Nonqualified Stock Option. Should any provision of the Plan not be necessary in order for any Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Administrator may amend the Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.

5.7. Delivery; Rights of Stockholders. No Shares shall be delivered pursuant to the exercise of an Option until the exercise price therefor has been fully paid and applicable taxes have been withheld. The applicable Participant shall have all of the rights of a stockholder of the Company holding the class or series of Common Stock that is subject to the Option (including, if applicable, the right to vote the applicable Shares and the right to receive dividends), when (a) the Company has received a written notice from the Participant of exercise that complies with all procedures established under this Plan for effective exercise, including, without limitation, completion and delivery of all required forms, (b) the Participant has, if requested, given the representation described in Section 14.6, and (c) the Participant has paid in full for such Shares.

5.8. No Deferral Feature. No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.

5.9. No Repricing. Except for adjustments made pursuant to Section 3.6 of the Plan, the exercise price of any outstanding Option granted under the Plan may not be decreased, directly or indirectly, after the date of grant nor may any outstanding Option with an exercise price in excess of Fair Market Value be surrendered to the Company as consideration for cash, the grant of a new Option with a lower exercise price, or the grant of another Award without the approval of the Company’s stockholders.

SECTION 6. Stock Appreciation Rights The Administrator is authorized to grant SARs to Eligible Individuals with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Administrator shall determine:

6.1. Nature of Stock Appreciation Rights. Upon the exercise of a SAR, the Participant shall be entitled to receive an amount in cash, Shares, or both, in value equal to the product of (a) the excess of the Fair Market Value of one Share over the exercise price of the applicable SAR, multiplied by (b) the number of Shares in respect of which the SAR has been exercised. The applicable Award Agreement shall specify whether such payment is to be made in cash or Common Stock, or both, or shall reserve to the Administrator or the Participant the right to make that determination prior to or upon the exercise of the SAR.

6.2. Type of SARs. SARs may be granted under the Plan to Participants either alone (“freestanding”) or in addition to other Awards granted under the Plan (“tandem”) and may, but need not, relate to a specific Option granted under Section 4.

6.3. Exercise Price. The exercise price per Share subject to a SAR shall be determined by the Administrator and set forth in the applicable Award Agreement and shall not be less than the Fair Market Value of a Share on the applicable Grant Date.

6.4. Term. The Term of each SAR shall be fixed by the Administrator but shall not exceed ten years from the Grant Date. Subject to Section 3.5, the Administrator shall determine the time or times at which a SAR becomes vested and exercisable in whole or in part.

6.5. Vesting and Exercisability. Subject to Section 3.5, SARs shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator.

6.6. Method of Exercise. Subject to the provisions of this 5, SARs may be exercised, in whole or in part, at any time during the applicable Term by giving written notice of exercise to the Company specifying the number of Shares as to which the SAR is being exercised; provided, however, that, unless otherwise permitted by the Administrator, any such exercise must be with respect to a portion of the applicable SAR relating to no less than the lesser of the number of Shares then subject to such SAR or 50 Shares.

6.7. No Dividend Equivalents. No SAR shall provide for Dividend Equivalents.

6.8. Delivery; Rights of Stockholders. No Shares shall be delivered pursuant to the exercise of a SAR until the exercise price therefor has been fully paid and applicable taxes have been withheld. The applicable Participant shall have all of the rights of a stockholder of the Company holding the class or series of Common Stock that is subject to the SAR (including, if applicable, the right to vote the applicable Shares and the right to receive dividends), when (a) the Company has received a written notice from the Participant of exercise that complies with all procedures established under this Plan for effective exercise, including, without limitation, completion and delivery of all required forms, (b) the Participant has, if requested, given the representation described in Section 14.6, and (c) the Participant has paid in full for such Shares.

6.9. No Deferral Feature. No SAR shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the SAR.

6.10. No Repricing. Except for adjustments made pursuant to Section 3.6 of the Plan, the exercise price of any outstanding SAR granted under the Plan may not be decreased, directly or indirectly, after the date of grant nor may any outstanding SAR with an exercise price in excess of Fair Market Value be surrendered to the Company as consideration for cash, the grant of a new Stock Appreciation Right with a lower exercise price, or the grant of another Award without the approval of the Company’s stockholders.

SECTION 7. Restricted Stock (Including Performance Shares) and Unrestricted Stock

7.1. Nature of Award; Agreements. Shares of Restricted Stock and Unrestricted Stock are actual Shares issued to a Participant and shall be evidenced in such manner as the Administrator may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Shares of “Restricted Stock” are Shares that are subject to such restrictions on transferability and other restrictions as the Administrator may impose (including, for example, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Administrator determines at the time of the grant of the Award or thereafter. Shares of “Unrestricted Stock,” the grant of which are subject to Section 3.5, are Shares not otherwise subject to conditions on grant, vesting, or transferability. “Performance Shares” are Shares of Restricted Stock, the vesting of which is subject to the attainment of Performance Goals.

The Administrator may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the applicable Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

7.2. Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

(a) The Administrator shall, prior to or at the time of grant, condition (i) the vesting or transferability of an Award of Restricted Stock upon the continued service of the applicable Participant or (ii) the grant, vesting, or transferability of an Award of Restricted Stock upon the attainment of Performance Goals, or the attainment of Performance Goals and the continued service of the applicable Participant. In the event that the Administrator conditions the grant or vesting of an Award of Restricted Stock upon the attainment of Performance Goals and the continued service of the applicable Participant, the Administrator may, prior to or at the time of grant, designate such an Award as a Performance-Based Award. The conditions for grant, vesting, or transferability and the other provisions of Restricted Stock Awards (including without limitation any Performance Goals applicable to Performance Shares) need not be the same with respect to each Participant.

(b) Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Administrator, commencing with the date of such Restricted Stock Award for which such vesting restrictions apply and until the expiration of such vesting restrictions (the “Restriction Period”), the Participant shall not be permitted to sell, assign, transfer, pledge, or otherwise encumber Shares of Restricted Stock.

(c) If any applicable Performance Goals are satisfied and the Restriction Period expires without a prior forfeiture of the Shares of Restricted Stock, such Shares shall be evidenced in such manner as the Administrator may deem appropriate, including book-entry registration or issuance of one or more stock certificates.

7.3. Except as provided in the applicable Award Agreement, the applicable Participant shall have, with respect to Shares of Restricted Stock and Unrestricted Stock, all of the rights of a stockholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock or Unrestricted Stock, including, if applicable, the right to vote the Shares and the right to receive any dividends and other distributions.

SECTION 8. Restricted Stock Units (Including Performance Units)

8.1. Nature of Award. Restricted Stock Units are Awards denominated in Shares that will be settled, subject to the terms and conditions of the Restricted Stock Units, (a) in cash, based upon the Fair Market Value of a specified number of Shares, (b) in Shares, or (c) a combination thereof. “Performance Units” are Restricted Stock Units, the vesting of which is subject to the attainment of Performance Goals.

8.2. Terms and Conditions. Restricted Stock Units shall be subject to the following terms and conditions:

(a) The Administrator may, prior to or at the time of grant, condition (i) the grant, vesting, or transferability of Restricted Stock Units upon the continued service of the applicable Participant or (ii) the grant, vesting, or transferability of Restricted Stock Units upon the attainment of Performance Goals, or the attainment of Performance Goals and the continued service of the applicable Participant. In the event that the Administrator grants Performance Units or conditions the grant or vesting of Restricted Stock Units upon the attainment of Performance Goals and the continued service of the applicable Participant, the Administrator may, prior to or at the time of grant, designate such Performance Units or Restricted Stock Units as Performance-Based Awards. The conditions for grant, vesting or transferability and the other provisions of Restricted Stock Units (including without limitation any Performance Goals applicable to Performance Units) need not be the same with respect to each Participant. An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest or at a later time specified by the Administrator or in accordance with an election of the Participant, if the Administrator so permits.

(b) Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Administrator, commencing with the date of such Restricted Stock Units for which such vesting restrictions apply and until the expiration of such vesting restrictions (the “Restriction Period”), the Participant shall not be permitted to sell, assign, transfer, pledge, or otherwise encumber Restricted Stock Units.

(c) The Award Agreement for Restricted Stock Units may specify whether, to what extent, and on what terms and conditions the applicable Participant shall be entitled to receive current or deferred payments of cash, Shares, or other property corresponding to the dividends payable on the Company’s Stock (subject to Section 15.4 below).

SECTION 9. Dividend Equivalents

9.1. Nature of Award. The Administrator is authorized to grant Dividend Equivalents with respect to Full-Value Awards granted hereunder, subject to such terms and conditions as may be selected by the Administrator. Dividend Equivalents shall entitle the Participant to receive payments having a value equal to the dividends that would be payable with respect to all or a portion of the number of Shares subject to a Full-Value Award, as determined by the Administrator.

9.2 Terms and Conditions. Dividend Equivalents shall be subject to such terms and conditions as may be determined by the Administrator. Without limiting the generality of the foregoing, Dividend Equivalents may be made subject to vesting conditions that are the same as, or different from the vesting conditions of the other Award to which they relate; may be payable in cash, Shares or other property or any combination thereof; and may be payable at the same time as the related actual dividends are paid to stockholders, or deemed to have been reinvested in additional Shares or otherwise deferred (subject to compliance with the requirements of Section 409A of the Code).

SECTION 10. Change in Control Provisions

10.1. Impact of Event. Unless otherwise provided in the applicable Award Agreement, notwithstanding any other provision of this Plan to the contrary, upon a Change in Control, the Administrator may, in its sole discretion, and on such terms and conditions as it deems appropriate, take any one or more of the following actions with respect to any outstanding Award, which need not be uniform with respect to all Participants and/or Awards:

(a) Awards Assumed or Substituted by Surviving Entity. With respect to Awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a Change in Control: if within two years after the effective date of the Change in Control, a Participant’s employment is terminated without Cause or the Participant resigns for Good Reason, then (i) all of that Participant’s outstanding Options, SARs and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) all time-based vesting restrictions on his or her outstanding Awards shall lapse, and (iii) the payout level under all of that Participant’s Performance-Based Awards that were outstanding immediately prior to effective time of the Change in Control shall be determined and deemed to have been earned as of the date of termination based upon the greater of: (A) an assumed achievement of all relevant Performance Goals at the “target” level pro-rated based upon the length of time within the performance period that has elapsed prior to the termination of employment date, or (B) the actual level of achievement of all relevant Performance Goals (measured as of the latest date immediately preceding the date of termination for which performance can, as a practical matter, be determined), and, in either such case, there shall be a payout to such Participant within 60 days following the termination of employment date (unless a later date is required by Section 15.22 hereof). With regard to each Award, a Participant shall not be considered to have resigned for Good Reason unless either (1) the Award Agreement includes such provision or (2) the Participant is party to an employment, severance, or similar agreement with the Company or an Affiliate that includes provisions in which the Participant is permitted to resign for Good Reason. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Agreement. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonqualified Options.

(b) Awards not Assumed or Substituted by Surviving Entity. Upon the occurrence of a Change of Control, and except with respect to any Awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Administrator or the Board:

(i) the vesting of such awards may be accelerated, and the restrictions thereon may lapse in accordance with the following:

A.outstanding Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully exercisable;

B.time-based vesting restrictions on outstanding Awards shall lapse; and

C. the target payout opportunities attainable under outstanding Performance-Based Awards shall be deemed to have been fully earned as of the effective date of the Change in Control based upon the greater of: (1) an assumed achievement of all relevant Performance Goals at the “target” level pro-rated based upon the length of time within the performance period that has elapsed prior to the Change in Control, or (2) the actual level of achievement of all relevant Performance Goals (measured as of the latest date immediately preceding the Change in Control for which performance can, as a practical matter, be determined), and, in either such case, there shall be a payout to Participants within 60 days following the Change in Control (unless a later date is required by Section 15.22 hereof).

Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonqualified Stock Options; and

(ii) in addition, such Awards may be cancelled in consideration of a payment, with the form, amount and timing of such payment determined by the Administrator in its sole discretion, subject to the following: (A) such payment shall be made in cash, securities, rights and/or other property; (B) the amount of such payment shall equal the value of such Award, as determined by the Administrator in its sole discretion; provided that, in the case of an Option or SAR, if such value equals (1) the excess, if any, of the price implied per Share in a Change in Control over (2) the exercise price of such Awards multiplied by (3) the number of Shares covered by such Award (the “Intrinsic Value”), of such Award, such value shall be deemed to be valid; provided further that, if the Intrinsic Value of an Option or SAR is equal to or less than zero, the Administrator may, in its sole discretion, provide for the cancellation of such Award without payment of any consideration therefor; and (C) such payment shall be made promptly following such Change in Control or on a specified date or dates following such Change in Control; provided that the timing of such payment shall comply with Section 409A of the Code.

10.2. Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company, each Award shall terminate immediately prior to the consummation of such action, unless otherwise determined by the Administrator.

SECTION 11. Performance-Based Awards

11.1. Performance-Based Awards. When granting any Award other than an Option or SAR, the Administrator may designate such Award as a Performance-Based Award by conditioning the right of a Participant to have it settled, and the timing thereof, upon the achievement or satisfaction of such Performance Goals within a Performance Period, each as may be specified by the Administrator. The Administrator may establish different Performance Periods for different Participants, and the Administrator may establish concurrent or overlapping Performance Periods. Performance Periods established by the Administrator for any Performance-Based Award may be as short as 12 months and may be any longer period.

11.2. Performance Goals and Other Conditions. Each Performance-Based Award (other than an Option or SAR) shall be earned, vested, and/or payable (as applicable) only upon the achievement of one or more Performance Goals, together with the satisfaction of any other conditions, such as continued employment, as the Administrator may determine to be appropriate. The Administrator may use such business criteria and other performance measures as it may deem appropriate in establishing any objective Performance Goals for Performance-Based Awards.

11.3. Inclusions and Exclusions from Performance Goals. The Administrator may provide in any Performance-Based Award, at the time the Performance Goals are established, that any evaluation of performance shall exclude or otherwise objectively adjust for any specified circumstance or event that occurs during a performance period, including by way of example but without limitation the following: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in then-current accounting principles; (f) extraordinary nonrecurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (g) acquisitions or divestitures; (h) foreign exchange gains and losses; (i) extraordinary renegotiations of material contract terms; and (j) extraordinary natural catastrophes or acts of God.

SECTION 12. Term, Amendment, and Termination

12.1. Effectiveness. The Plan is effective as of May 11, 2017 (the “Effective Date”), which is the date the Plan was approved by the Company’s stockholders. The amendments to the Plan as set forth herein shall be effective as of the Amendment Date.

12.2. Termination. Unless earlier terminated as provided herein, the Plan will terminate on the 10th anniversary of the Effective Date or, if the stockholders approve an amendment to the Plan that increases the number of Shares subject to the Plan, the tenth anniversary of the date of such approval. Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan.

12.3. Amendment of Plan. The Board or the Committee may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would materially impair the rights of any Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law, including, without limitation, Section 409A of the Code, stock exchange rules, or accounting rules. In addition, no such amendment shall be made without the approval of the Company’s stockholders (a) to the extent that such approval is required (i) by applicable law or by the listing standards of the Applicable Exchange as in effect as of the Effective Date or (ii) by applicable law or under the listing standards of the Applicable Exchange as may be required after the Effective Date, (b) to the extent that such amendment would materially increase the benefits accruing to Participants under the Plan, (c) to the extent that such amendment would materially increase the number of securities which may be issued under the Plan, or (d) to the extent that such amendment would materially modify the requirements for participation in the Plan.

12.4. Amendment of Awards. Subject to Sections 5.11 and 6.12, the Administrator may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall, without the Participant’s consent, materially impair the rights of any Participant with respect to an Award, except such an amendment made to cause the Plan or Award to comply with applicable law, stock exchange rules, or accounting rules.

SECTION 13. Unfunded Status of Plan

13.1. Unfunded Status; Administrator Authority. It is presently intended that the Plan will constitute an “unfunded” plan for incentive and deferred compensation. The Administrator may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or make payments; provided, however, that unless the

Administrator otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

SECTION 14. General Provisions Applicable to Awards

14.1. Consideration for Awards. Awards shall be granted for such cash or other consideration, if any, as the Administrator determines; provided that in no event shall Awards be issued for less than such minimal consideration as may be required by applicable law.

14.2. Awards Granted in Tandem. Awards may, in the discretion of the Administrator, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

14.3. Form of Payments or Transfers. Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or settlement of an Award may be made in the form of cash, Shares, other Awards, other property, net settlement, or any combination thereof, as determined by the Administrator in its discretion at the time of grant, and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Administrator. Such rules and procedures may include provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payment.

14.4. Non-Transferability. Except as otherwise provided in this Section 14.4, Awards under the Plan are not transferable except by will or by laws of descent and distribution. (a)

(a) Nontransferability of Options or SARs. No Option or SAR shall be transferable by a Participant other than, for no value or consideration, (i) by will or by the laws of descent and distribution, or (ii) in the case of a Nonqualified Option or SAR, as otherwise expressly permitted by the Administrator including, if so permitted, pursuant to a transfer to the Participant’s family members, whether directly or indirectly or by means of a trust or partnership or otherwise. For purposes of this Plan, unless otherwise determined by the Administrator, “family member” shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto. Any Option or SAR shall be exercisable, subject to the terms of this Plan, only by the applicable Participant, the guardian or legal representative of such Participant, or any person to whom such Option or SAR is permissibly transferred pursuant to this Section 14.4(a), it being understood that the term “Participant” includes such guardian, legal representative and other transferee; provided, however, that the term “Continuous Service” shall continue to refer to the original Participant’s service as an employee, Officer, consultant or Director of the Company or any Affiliate, as applicable.

14.5. Designation of Death Beneficiary. The Administrator may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of such Participant’s death are to be paid or by whom any rights of such Participant after such Participant’s death may be exercised. If no beneficiary designation is in effect for a Participant at the time of his or her death, any such amounts shall be paid to, and any such rights may be exercised by, the estate of the Participant.

14.6. Conditions for Issuance. The Administrator may require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates, if any, for such Shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any Shares under the Plan prior to fulfillment of all of the following conditions: (a) listing or approval for listing upon notice of issuance of such Shares on the Applicable Exchange, (b) any registration or other qualification of such Shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Administrator shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable, and (c) obtaining any other consent, approval, or permit from any state or federal governmental agency which the Administrator shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

14.7. Delivery of Shares. The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (a) all Award conditions have been met or removed to the Administrator’s satisfaction, (b) as determined by the Administrator, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable securities laws, stock market or exchange rules and regulations or accounting or tax rules and regulations and (c) the Participant has executed and delivered to the Company such representations or agreements as the Administrator deems necessary or appropriate to satisfy any applicable laws. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Administrator determines is necessary to the lawful issuance and sale of any Shares, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.

14.8. Restrictions. The Administrator may impose restrictions on any Award with respect to non-competition, non-solicitation, confidentiality and other restrictive covenants, or requirements to comply with minimum share ownership requirements, as it deems necessary or appropriate in its sole discretion, which such restrictions may be set forth in any applicable Award Agreement or otherwise.

SECTION 15. Miscellaneous

15.1. Additional Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

15.2. No Contract of Employment. The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time.

15.3. Required Taxes. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, state, local, or foreign income or employment or other tax purposes with respect to any Award under the Plan, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local, or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Shares, including Shares that are part of the Award that gives rise to the withholding requirement, having a Fair Market Value on the date of withholding equal to the amount required to be withheld for tax purposes, all in accordance with such procedures as the Administrator establishes. The obligations of the Company under the Plan shall be conditioned on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Administrator may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

15.4. Limit on Dividend Reinvestment and Dividend Equivalents. Reinvestment of dividends in additional Restricted Stock Units to be settled in Shares, and the payment of Shares with respect to dividends to Participants holding Awards of Restricted Stock Units, shall only be permissible if sufficient Shares are available under Section 3 for such reinvestment or payment (taking into account then outstanding Awards). In the event that sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of Restricted Stock Units equal in number to the Restricted Stock Units or Shares that would have been obtained by such payment or reinvestment, the terms of which Restricted Stock Units shall provide for settlement in cash and for dividend equivalent reinvestment in further Restricted Stock Units on the terms contemplated by this Section 15.4.

15.5. Written Materials; Electronic Documents. Electronic documents may be substituted for any written materials required by the terms of the Plan, including, without limitation, Award Agreements.

15.6. Subsidiary Employees. In the case of a grant of an Award to any employee of a Subsidiary of the Company, the Company may, if the Administrator so directs, issue or transfer the Shares, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Administrator may specify, upon the condition or understanding that the Subsidiary will transfer the Shares to the employee in accordance with the terms of the Award specified by the Administrator pursuant to the provisions of the Plan. All Shares underlying Awards that are forfeited or canceled shall revert to the Company.

15.7. Governing Law. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

15.8. Foreign Employees and Foreign Law Considerations. The Administrator may grant Awards to Eligible Individuals who are foreign nationals, who are located outside the United States, or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Administrator may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.

15.9. No Rights to Awards; Non-Uniform Determinations. No Participant or Eligible Individual shall have any claim to be granted any Award under the Plan. The Company, its Affiliates, or the Administrator shall not be obligated to treat Participants or Eligible

Individuals uniformly, and determinations made under the Plan may be made by the Administrator selectively among Participants and/or Eligible Individuals, whether or not such Participants and Eligible Individuals are similarly situated.

15.10. Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare, or benefit plan of the Company or any Affiliate unless provided otherwise in such plan.

15.11. Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries or Affiliates.

15.12. Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

15.13. Severability. If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the intent of the Plan or the Award Agreement, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan and any such Award Agreement shall remain in full force and effect.

15.14. Fractional Shares. No fractional Shares shall be issued, and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional Shares or, subject to Section 3, whether such fractional Shares shall be eliminated by rounding up or down.

15.15. Trust, Separate Fund or Fiduciary Relationship. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

15.16. Successors and Assigns. The terms of the Plan shall be binding upon and inure to the benefit of the Company and any successor entity.

15.17. Government and Other Regulations. Notwithstanding any other provision of the Plan:

(a) No Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of regulations promulgated pursuant to the Securities Act of 1933 (the “1933 Act”)), offer or sell such Shares, unless such offer and sale are made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirements of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b) If at any time the Administrator shall determine that the registration, listing, or qualification of the Shares covered by an Award upon the Applicable Exchange or under any foreign, federal, state, or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered, or received pursuant to such Award unless and until such registration, listing, qualification, consent, or approval shall have been effected or obtained free of any condition not acceptable to the Administrator. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Administrator may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any Shares under the Plan prior to the Administrator’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law, or to take any other action in order to cause the issuance and delivery of such Shares to comply with any such law, regulation, or requirement.

15.18. Additional Provisions. Each Award Agreement may contain such other terms and conditions as the Committee may determine, provided that such other terms and conditions are not inconsistent with the provisions of the Plan.

15.19. No Limitations on Rights of the Company. The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassifications, or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell, or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft, grant, or assume Awards, other than under the Plan, with respect to any person.

15.20. Blackout Periods. Notwithstanding any other provision of this Plan or any Award to the contrary, the Company shall have the authority to establish any “blackout” period that the Company deems necessary or advisable with respect to any or all Awards.

15.21. Cancellation or “Clawback” of Awards.

(a) The Committee may specify in an Award Agreement that a Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include a Termination of Service with or without Cause (and, in the case of any Cause that is resulting from an indictment or other non-final determination, the Committee may provide for such Award to be held in escrow or abeyance until a final resolution of the matters related to such event occurs, at which time the Award shall either be reduced, cancelled or forfeited as provided in such Award Agreement or remain in effect, depending on the outcome), violation of material policies, breach of non-competition, non-solicitation, confidentiality or other restrictive covenants, or requirements to comply with minimum share ownership requirements, that may apply to the Participant, or other conduct by the Participant that is determined by the Administrator to be detrimental to the business or reputation of the Company and/or any or all of its Affiliates.

(b) The Administrator shall have full authority to implement any policies and procedures necessary to comply with Section 10D of the Act and any rules promulgated thereunder and any other regulatory regimes. Notwithstanding anything to the contrary contained herein, any Awards granted under the Plan (including any amounts or benefits arising from such Awards) shall be subject to any clawback whether under the Company’s applicable clawback policy or any additional arrangements the Company has in place from time to time, and the Committee may, to the extent permitted by applicable law and stock exchange rules or by any applicable Company policy or arrangement, and shall, to the extent required, cancel or require reimbursement of any Awards granted to the Participant or any Shares issued or cash received upon vesting, exercise or settlement of any such Awards or sale of Shares underlying such Awards.

15.22. Special Provisions Relating to Section 409A of the Code.

(a) General. It is intended that the payments and benefits provided under the Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and all Award Agreements shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective Directors, officers, employees or advisers (other than in his or her capacity as a Participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.

(b) Definitional Restrictions. Notwithstanding anything in the Plan or in any Award Agreement to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code (“Non-Exempt Deferred Compensation”) would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) of such Non-Exempt Deferred Compensation would be effected, under the Plan or any Award Agreement by reason of the occurrence of a Change in Control, or the Participant’s Disability or separation from service, such Non-Exempt Deferred Compensation will not be payable or distributable to the Participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change in Control, Disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition). This provision does not affect the dollar amount or prohibit the vesting of any Award upon a Change in Control, Disability or separation from service, however defined. If this provision prevents the payment or distribution of any amount or benefit, or the application of a different form of payment of any amount or benefit, such payment or distribution shall be made at the time and in the form that would have applied absent the non-409A-conforming event.

(c) Allocation among Possible Exemptions. If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company shall determine which Awards or portions thereof will be subject to such exemptions.

(d) Six-Month Delay in Certain Circumstances. Notwithstanding anything in the Plan or in any Award Agreement to the contrary, if any amount or benefit that would constitute Non-Exempt Deferred Compensation would otherwise be payable or distributable under this Plan or any Award Agreement by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Administrator under Treas. Reg. Section

1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes):

(i) the amount of such Non-Exempt Deferred Compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the Participant’s separation from service (or, if the Participant dies during such period, within 30 days after the Participant’s death) (in either case, the “Required Delay Period”); and

(ii) the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period.

For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder; provided, however, that, as permitted in such final regulations, the Company’s Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Board or any committee of the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan.

(e) Installment Payments. If, pursuant to an Award, a Participant is entitled to a series of installment payments, such Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not to a single payment. For purposes of the preceding sentence, the term “series of installment payments” has the meaning provided in Treas. Reg. Section 1.409A-2(b)(2)(iii) (or any successor thereto).

(f) Timing of Release of Claims. Whenever an Award conditions a payment or benefit on the Participant’s execution and non-revocation of a release of claims, such release must be executed, and all revocation periods shall have expired within 60 days after the date of termination of the Participant’s employment; failing which, such payment or benefit shall be forfeited. If such payment or benefit is exempt from Section 409A of the Code, the Company may elect to make or commence payment at any time during such 60-day period. If such payment or benefit constitutes Non-Exempt Deferred Compensation, then, subject to subsection (d) above, (i) if such 60-day period begins and ends in a single calendar year, the Company may make or commence payment at any time during such period at its discretion, and (ii) if such 60-day period begins in one calendar year and ends in the next calendar year, the payment shall be made or commence during the second such calendar year (or any later date specified for such payment under the applicable Award), even if such signing and non-revocation of the release occur during the first such calendar year included within such 60-day period. In other words, a Participant is not permitted to influence the calendar year of payment based on the timing of signing the release.

(g) Permitted Acceleration. The Company shall have the sole authority to make any accelerated distribution permissible under Treas. Reg. Section 1.409A-3(j)(4) to Participants of deferred amounts; provided that such distribution(s) meet the requirements of Treas. Reg. Section 1.409A-3(j)(4).